Exhibit 3.36

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1995)	This space for use by Secretary of State
Jesse White Secretary of State Department of Business Services Springfield, IL 62756		SUBMIT IN DUPLICATE This space for use by Secretary of State
Payment must be made by certi-fied check, cashier's check, Illi-nois attorney's check, Illinois C.P.A.'s check or money order, Payable to "Secretary of State."		Date Franchise Tax $ Filing Fee $ Approved

1.	CORPORATE NAME:	CORNELL INTERVENTIONS, INC.
(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.	Initial Registered Agent:	CT CORPORATION SYSTEM
		First Name	Middle Initial	Last Name
	Initial Registered Office:	208 SOUTH LASALLE
		Number	Street	Suite #
		CHICAGO	60604	Cook

		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESSES FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE ILLINOIS BUSINESS CORPORATION ACT OF 1983, AS AMENDED

4.	Paragraph 1: Authorized Shares, Issues Shares and Consideration Received:
Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issues	Consideration to be Received Therefor
Common	$0.01	1,000	1,000		$1,000
				$
				$
				$

TOTAL					$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: (If not sufficient space to cover this point, add one or more sheets of this size.)

SEE ATTACHED

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Residential Address	City, State, ZIP

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$

7.	OPTIONAL:	OTHER PROVISIONS—SEE ATTACHED
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated:	May 11, 1999
	/s/ DAVID R. DLUGIE Signature	525 W. Monroe St. Ste 1600 Street
	DAVID R. DLUGIE, SOLE INCORPORATOR	Chicago		Illinois	60661

	(Type or Print Name)	City/Town		State	Zip Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

  •
  The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

  •
  The filing fee is $75.

  •
  The minimum total due (franchise tax + filing fee) is $100.
  (Applies when the Consideration to be Received as set forth in item 4 foes not exceed $16,667)

  •
  The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
  Illinois Secretary of State                Springfield, IL 62756
  Department of Business Services Telephone        (217) 782-9522 or 782-9523

BCA 2.10 ARTICLE SEVEN ATTACHMENT

        Personal Liability of Directors—The personal liability of the directors of the corporation hereby is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.